Exhibit 8.1

LEBOEUF, LAMB, GREENE & MACRAE LLP

NEW YORK WASHINGTON, D.C. ALBANY BOSTON CHICAGO HARTFORD HOUSTON JACKSONVILLE LOS ANGELES SAN FRANCISCO	125 WEST 55TH STREET NEW YORK, NY 10019-5389 (212) 424-8000 FACSIMILE: (212) 424-8500	LONDON A MULTINATIONAL PARTNERSHIP PARIS BRUSSELS JOHANNESBURG (PTY) LTD. MOSCOW RIYADH AFFILIATED OFFICE ALMATY BEIJING

June 29, 2007

MidAmerican Energy Company

666 Grand Avenue

Des Moines, Iowa 50309

Ladies and Gentlemen:

We have acted as special U.S. federal income tax counsel to MidAmerican Energy Company, an Iowa corporation (the “Company”), in connection with the issuance by the Company of $400,000,000 in aggregate principal amount of its 5.65% Senior Notes due 2012 (the “2012 Notes”) and $250,000,000 in aggregate principal amount of its 5.95% Senior Notes due 2017 (the “2017 Notes”) (the 2012 Notes and the 2017 Notes together, the “Offered Securities”) to be issued pursuant to the Indenture, dated as of October 1, 2006 (the “Base Indenture”), between the Company and the Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of June 29, 2007 (the “Second Supplemental Indenture”) (the Base Indenture and the Second Supplemental Indenture together, the “Indenture”) and the sale of the Offered Securities by the Company to the underwriters named in Schedule A hereto (the “Underwriters”), for whom Lehman Brothers Inc., Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. are acting as representatives (the “Representatives”), pursuant to the Underwriting Agreement, dated June 26, 2007 (the “Underwriting Agreement”), among the Company and the Underwriters. The Offered Securities are described in the Registration Statements on Form S-3 (File No. 333-134163 and File No. 333-142663) filed on May 31, 2006 and May 7, 2007, respectively, under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”), (collectively, as so filed and as amended, the “Registration Statement”), a base prospectus dated June 2, 2006 (the “Base Prospectus”), and a prospectus supplement dated June 26, 2007 (the “Prospectus Supplement”) (the Base Prospectus and the Prospectus Supplement together, the “Prospectus”) each filed with

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the Commission pursuant to Rule 424(b) under the Securities Act, and the “issuer free writing prospectus” (as defined in Rules 433 and 405 under the Securities Act) dated June 26, 2007 relating to the Offered Securities in the form filed with the Commission on June 26, 2007 pursuant to Rule 433 under the Securities Act (the “FWP”).

In connection with the delivery of this letter, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the FWP, (iv) the form of certificates representing the Offered Securities, (v) the Base Indenture, (vi) the form of Second Supplemental Indenture, (vii) resolutions of the board of directors of the Company adopted by unanimous written consent dated June 26, 2007 and (viii) an executed copy of the Underwriting Agreement. In addition, we have examined copies of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law as we have deemed necessary or appropriate for the purposes of this opinion letter.

In such examination, we have assumed: (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies (and the authenticity of the originals of such documents); (ii) that all of the information, statements, representations, covenants, warranties and similar disclosures contained in the documents referred to above are true, correct and complete and will be fully complied with; and (iii) that all of the transactions contemplated by the aforesaid documents will be carried out in accordance with the terms of those documents. As to any facts material to our analysis, we have relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and of public officials.

We have assumed for facts, statements and representations set forth in this opinion letter and in the documents referred to above that (1) all such facts, statements and representations are true, correct and complete, (2) with respect to any factual assertion or representation made (a) “to the best of our knowledge,” or (b) where a person states they “understand(s) that,” “expect(s) that,” “intend(s) that,” “intend(s) to,” “indicates that,” “believes that” or any similarly qualified fact or representation, such qualified fact or representation is true without such qualification in each case, (3) with respect to any fact, statement or representation relating to the absence of any plan, expectation, intention, understanding or agreement, there is in fact no plan, expectation, intention, understanding or agreement, and (4) with respect to any fact, statement or representation relating to the presence of any plan, expectation, intention, understanding or agreement, such plan, expectation, intention, understanding or agreement will be fully realized or implemented.

In connection with the delivery of this opinion letter, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the

June 29, 2007

“Code”), Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and in certain circumstances with retroactive effect.

We have not independently undertaken to verify the accuracy or completeness of any of the matters referred to herein. We note further that in reaching the conclusions set forth in this opinion letter, we have assumed, with your consent, that if challenged, the facts, statements, representations and assumptions upon which the opinion letter is based will be properly presented, and the IRS and the courts of competent jurisdiction, if necessary, will find that such facts, statements, representations and assumptions are true, correct and complete. In the event that any one or more of the matters referred to herein are inaccurate or incomplete, the conclusions reached in this opinion letter may be incorrect.

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Based upon and subject to the foregoing, under current law and based upon the facts, representations, assumptions and qualifications contained herein and in the Prospectus, we are of the opinion that the statements contained in the Prospectus Supplement under the heading “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations thereunder or legal conclusions with respect thereto fairly summarize the matters referred to therein in all material respects.

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Our opinion is based upon U.S. federal income tax law as of the date hereof, and no assurance can be given that changes in the law or the administrative or judicial interpretation thereof will not occur so as to adversely affect the treatment of the Offered Securities for U.S. federal income tax purposes. We have assumed no obligation, and do not undertake, to update, revise or supplement any statement herein for any reason whatsoever or to advise you of any matters which may subsequently come to our attention.

We can give no assurance that the IRS will not take positions in conflict with the opinions expressed herein, which positions of the IRS might ultimately be sustained by the courts. This opinion letter represents only our interpretation of the law and has no binding, legal effect upon the IRS or any courts. Our opinion is provided to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents and matters described above. No opinion on any matter is expressed or implied except as specifically set forth herein.

June 29, 2007

This opinion letter is intended solely for your benefit in connection with the transactions described herein and may not be relied upon or used in any manner by any other person or entity or for any other purpose without our express prior written consent. We consent to the filing of this opinion letter as an exhibit to the Company’s Form 8-K to be filed in connection with the issuance and sale of the Offered Securities, incorporated by reference in the Registration Statement, and to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LeBoeuf, Lamb, Greene & MacRae LLP